UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 19, 2018

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.  Entry into a Material Definitive Agreement

As previously announced, on June 8, 2018, Valmont Industries, Inc. (the “Company”) and its subsidiaries Valmont Coatings, Inc., PiRod, Inc., Valmont Newmark, Inc. and Valmont Queensland Pty Ltd. (the “Subsidiary Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named in the Underwriting Agreement, with respect to the issuance and sale of $200 million aggregate principal amount of the Company’s 5.00% Senior Notes due 2044 (the “2044 Notes”) and $55 million aggregate principal amount of the Company’s 5.25% Senior Notes due 2054 (the “2054 Notes” and, together with the 2044 Notes, the “Notes”) and the guarantee of the Notes by the Subsidiary Guarantors.  The Notes were issued and sold on June 19, 2018 in a public offering pursuant to a Registration Statement on Form S-3 (Registration No. 333-224935) and a related prospectus supplement, each filed with the Securities and Exchange Commission.

The Notes were issued pursuant to an Indenture dated as of April 12, 2010, a Second Supplemental Indenture dated as of September 22, 2014 (with respect to the 2044 Notes) and a Third Supplemental Indenture dated as of September 22, 2014 (with respect to the 2054 Notes), each among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (collectively, the “Indenture”).  The Notes were issued as additional notes under the Indenture, pursuant to which the Company previously issued $250 million aggregate principal amount of 2044 Notes and $250 million aggregate principal amount of 2054 Notes.

The Notes are guaranteed by the Subsidiary Guarantors pursuant to the terms of the Indenture.  The 2044 Notes will pay interest semi-annually on April 1 and October 1, beginning on October 1, 2018, at a rate of 5.00% per annum until maturity at October 1, 2044.  Interest on the 2044 Notes accrues from April 1, 2018.  The 2054 Notes will pay interest semi-annually on April 1 and October 1, beginning on October 1, 2018, at a rate of 5.25% per annum until maturity at October 1, 2054.  Interest on the 2054 Notes accrues from April 1, 2018.  Repayment of the Notes may be accelerated upon the occurrence of a change of control triggering event specified in the Indenture or certain customary events of default specified in the Indenture.  Upon the occurrence of a change of control triggering event, the Company will be required to make an offer to purchase the Notes at a price in cash equal to 101% of the principal amount plus accrued and unpaid interest through the date of repurchase.

The issuance and sale of the Notes resulted in net proceeds, before offering expenses but after deducting underwriting discounts, of approximately $235.3 million.  The Company intends to use the net proceeds to fund a portion of the redemption of all $250.2 million of its outstanding 6.625% Senior Notes due 2020 (the “2020 Notes”) on July 9, 2018.  The 2020 Notes will be redeemed at a redemption price equal to the greater of (a) 100% of the principal amount of the notes to be redeemed or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the notes (not including any portion of those payments of interest accrued to the redemption date) from the redemption date to the maturity date of the notes.  In each case, the 2020 Notes to be redeemed will be discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined in the 2020 Notes) plus 45 basis points, plus accrued and unpaid interest on the notes from April 20, 2018 to, but excluding, the redemption date.  The redemption price for the 2020 Notes will be calculated in accordance with the terms of the notes on the third Business Day (as defined in the 2020 Notes) preceding the redemption date.

The description of the Indenture, Second Supplemental Indenture, Third Supplemental Indenture, 2044 Notes and 2054 Notes are summaries and are qualified in their entirety by reference thereto.  The Indenture is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated April 12, 2010, the Second Supplemental Indenture and Third Supplemental Indenture are attached as Exhibits 4.2 and 4.3, respectively, to the Company’s Current Report on Form 8-K dated September 22, 2014 and the form of the 2044 Notes and the form of the 2054 Notes are attached hereto as Exhibits 4.4 and 4.5, respectively.

McGrath North Mullin & Kratz, PC LLO, counsel to the Company, has issued an opinion to the Company, dated June 19, 2018, regarding the legality of the notes and guarantees upon issuance thereof.  The opinion is attached hereto as Exhibit 5.1.

Certain of the underwriters and the trustee and / or their affiliates have other business relationships with the Company involving the provision of financial and bank-related services, including cash management services and letters of credit, and have participated in the Company’s current and prior credit agreements and sales of debt.

Item 2.03.  Creation of a Direct Financial Obligation of a Registrant

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

4.1

Indenture, dated as of April 12, 2010, among Valmont Industries, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee. This document was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (Commission file number 001-31429) dated April 12, 2010, and is incorporated herein by this reference.

4.2

Second Supplemental Indenture, dated as of September 22, 2014, among Valmont Industries, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee. This document was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (Commission file number 001-31429) dated September 22, 2014, and is incorporated herein by this reference.

4.3

Third Supplemental Indenture, dated as of September 22, 2014, among Valmont Industries, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee. This document was filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated September 22, 2014, and is incorporated herein by this reference.

4.4	Form of 5.00% Senior Notes due 2044 issued by Valmont Industries, Inc. on June 19, 2018.

4.5	Form of 5.25% Senior Notes due 2054 issued by Valmont Industries, Inc. on June 19, 2018.

5.1	Opinion of McGrath North Mullin & Kratz, PC LLO

23.1	Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: June 19, 2018

	By:	/s/ Mark Jaksich
		Name:	Mark Jaksich
		Title:	Chief Financial Officer